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                                                                      Exhibit 21
                        SUBSIDIARIES OF CHOICEPOINT INC.

Anacubis Limited                                       United Kingdom
Anacubis, Inc.                                         Delaware
Charles Jones Inc.                                     Georgia
ChoicePoint Asset Company                              Delaware
ChoicePoint Government Services Inc.                   Georgia
ChoicePoint Capital Inc.                               Delaware
ChoicePoint Financial Inc.                             Delaware
ChoicePoint Licensing Company                          Delaware
ChoicePoint Police Records Inc.                        Arizona
ChoicePoint Precision Marketing Inc.                   Georgia
ChoicePoint Public Records Inc.                        Georgia
ChoicePoint Services Inc.                              Georgia
ChoicePoint UK 1 Limited                               United Kingdom
ChoicePoint UK 2 Limited                               United Kingdom
ChoicePoint UK LLP                                     United Kingdom
ChoicePoint WorkPlace Solutions Inc.                   Georgia
CITI NETWORK, Inc.                                     Florida
C.L.U.E. Inc.                                          Georgia
CPPM Inc.                                              Georgia
DeltaSeal Software Limited                             United Kingdom
Elios, Inc.                                            California
EquiSearch Securities Inc.                             Georgia
EquiSearch Services Inc.                               Georgia
Identico Systems, LLC                                  Delaware
i2, Inc.                                               Delaware
i2 Limited                                             United Kingdom
i2 Group Limited                                       United Kingdom
i2 Aesop Trustees Limited                              United Kingdom
iMapData Inc.                                          Delaware
Insurity Inc.                                          Georgia
Insurity Rating and Analytics Services Inc.            Nebraska
KnowX LLC                                              Georgia
Mortgage Asset Research Institute, Inc.                Virginia
National Credit Audit Corporation                      Illinois
National Data Retrieval LLC                            Georgia
National Safety Alliance, Incorporated                 Tennessee
Patlex Corporation                                     Pennsylvania
Rapsheets Acquisition Corporation                      Georgia
Resident Data Financial, LLC                           Texas
Resident Data, Inc.                                    Delaware
Short Stop, L.L.C.                                     Wisconsin
Superior Information Services Inc.                     Georgia
The Bode Technology Group, Inc.                        Virginia
The List Source, Inc.                                  Texas
The Templar Corporation                                Virginia
Vital Chek Network, Inc.                               Tennessee
Vital Chek Network of Canada, Inc.                     Delaware

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